Exhibit 1.1

Execution Version

EOG Resources, Inc.

$500,000,000  2.45% Senior Notes due 2020

Underwriting Agreement

March 18, 2014

Barclays Capital Inc.

J.P. Morgan Securities LLC

RBC Capital Markets, LLC

DNB Markets, Inc.

Goldman, Sachs & Co.

SG Americas Securities, LLC

UBS Securities LLC

Citigroup Global Markets Inc.

Mitsubishi UFJ Securities (USA), Inc.

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

BB&T Capital Markets, a division of BB&T Securities, LLC

BBVA Securities Inc.

BMO Capital Markets Corp.

Comerica Securities, Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Scotia Capital (USA) Inc.

ANZ Securities, Inc.

CIBC World Markets Corp.

c/o

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

RBC Capital Markets, LLC

Three World Financial Center, 8th Floor

200 Vesey Street

New York, New York 10281

Ladies and Gentlemen:

EOG Resources, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Barclays Capital Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, DNB Markets, Inc., Goldman, Sachs & Co., SG Americas Securities, LLC, UBS Securities LLC, Citigroup Global Markets Inc., Mitsubishi UFJ Securities (USA), Inc., U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC, BB&T Capital Markets, a division of BB&T Securities, LLC, BBVA Securities Inc., BMO Capital Markets Corp., Comerica Securities, Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Scotia Capital (USA) Inc., ANZ Securities, Inc.  and CIBC World Markets Corp. (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11), acting severally and not jointly, the aggregate principal amount of 2.45% Senior Notes due 2020 (the “Notes”) having the terms set forth in Annex I hereto, set forth opposite their respective names on Annex II hereto.  The Notes are being issued under an indenture, dated as of May 18, 2009 (the “Indenture”), between the Company and Wells Fargo Bank, NA, as Trustee (the “Trustee”).

1.                                      The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) on Form S-3 (File No. 333-185655), including a prospectus, relating to the Company’s debt securities, among other securities, and such registration statement became effective upon filing.  Such registration statement, as amended to the date of this Agreement, including the exhibits thereto, is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means any preliminary prospectus relating to the Notes, including any preliminary prospectus supplement thereto relating to the Notes, filed with the Commission pursuant to Rule 424 under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), and the term “Prospectus” means the prospectus relating to the Notes, including any prospectus supplement thereto relating to the Notes, in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Notes.  Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

For purposes of this Agreement, the “Time of Sale” (the time when sales of the Notes were first made) is 3:45 p.m., New York City time, on the date of this Agreement, and the “Time

2

of Sale Information” is the Company’s Preliminary Prospectus dated March 18, 2014, as supplemented by those Issuer Free Writing Prospectuses, if any, listed on Annex III hereto as constituting part of the Time of Sale Information.

2.                                      The Company agrees to issue and sell the Notes to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of the Notes set forth opposite such Underwriter’s name on Annex II hereto at a price equal to 99.244% of the principal amount thereof plus accrued interest, if any, from March 18, 2014 to the Closing Date (as defined below).  The Company will not be obligated to deliver any of the Notes except upon payment for all the Notes to be purchased as provided herein.

The Company understands that the Underwriters intend to make a public offering of the Notes as soon after the effectiveness of this Agreement as in the judgment of Barclays Capital Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC (the “Representatives”) is advisable, and initially to offer the Notes on the terms set forth in the Prospectus.  The Company acknowledges and agrees that the Underwriters may offer and sell Notes to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Notes purchased by it to or through any Underwriter.

Payment for and delivery of the Notes will be made at the offices of Bracewell & Giuliani LLP, 711 Louisiana Street, Suite 2300, Houston, Texas, at 9:00 a.m., New York City time, on March 21, 2014, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Closing Date”.

Payment for the Notes shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the Trustee, as custodian for The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Notes (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Notes duly paid by the Company.  The Global Note will be made available for inspection by the Representatives not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date.

The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the

3

transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.                                      The Company represents and warrants to, and agrees with, each Underwriter that:

(a)                                 The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission. As of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(b)                                 The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information.  No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)                                  The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any

4

“written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex III hereto as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives.  Each such Issuer Free Writing Prospectus (A) as of its issue date and at all subsequent times until the Company gives notice to the Underwriters to the contrary, does not conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, and (B) complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d)                                 The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)                                  Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, there has not been any material adverse change in the general affairs, prospects, management, financial position or results of operations of the Company and its consolidated subsidiaries taken as a whole, whether or not arising in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement, the Time of Sale Information and the Prospectus;

5

(f)                                   The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, has full corporate power and authority to own its properties and to conduct its business as such business is described in the Registration Statement, the Time of Sale Information and the Prospectus, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company;

(g)                                  Each of the Company’s subsidiaries has been duly incorporated or formed and is validly existing under the laws of its jurisdiction of incorporation or formation, with full entity power and authority to own its properties and to conduct its business as such business is described in the Registration Statement, the Time of Sale Information and the Prospectus, and has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole; and all the outstanding equity interests of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and (except in the case of foreign subsidiaries, for directors’ qualifying shares) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

(h)                                 This Agreement has been duly authorized, executed and delivered by the Company;

(i)                                     The Notes have been duly authorized for issuance and sale by the Company and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and of the Indenture against payment of the consideration therefor in accordance with this Agreement, the Notes will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally and to general equity principles; and the Notes will conform in all material respects to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus;

(j)                                    The Indenture has been duly authorized by the Company, has been duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally and to general equity principles; and the Indenture conforms in all material respects to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus;

6

(k)                                 The issuance and delivery of the Notes and the execution and delivery of this Agreement, the consummation of the transactions contemplated by the Indenture or this Agreement and the compliance with the terms of the Indenture, the Notes and this Agreement are within the corporate powers of the Company, and do not and will not conflict with, violate or result in a breach of any of the terms or provisions of, or constitute a default under, (i) the certificate of incorporation, as amended or restated, or bylaws, as amended, of the Company, (ii) any indenture, mortgage or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of their respective properties or assets is subject, or (iii) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, other than in the case of (ii) or (iii) above, any such conflict, violation, breach or default that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such governmental instrumentality or court is required for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except as have been obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters;

(l)                                     Other than as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject that are required to be described in the Registration Statement, the Time of Sale Information and the Prospectus, or that could adversely affect the consummation of the transactions contemplated by this Agreement, the terms of the Notes or the Indenture; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or by others;

(m)                             The Company and its subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all governmental regulatory officials and bodies that are necessary to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except for such licenses, franchises, permits, authorizations, approvals, orders or concessions as to which the failure to obtain will not have a material adverse effect on the financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole;

(n)                                 The Company is not, and after giving effect to the offering and sale of the Notes and the application of the net proceeds therefrom will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

7

(o)                                 The consolidated financial statements of the Company incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, together with related schedules and notes, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its consolidated subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as otherwise disclosed therein; the supporting schedules, if any, incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly in accordance with generally accepted accounting principles the information required to be stated therein; the interactive data in eXtensible Business Reporting Language (“XBRL”) included in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto; any summary or selected financial data included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein except as otherwise stated therein or in the notes thereto; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company;

(p)                                 The Company is not an “ineligible issuer” and is a “well-known seasoned issuer,” in each case as defined in Rule 405 under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Notes; and the Company has paid, or will pay, the registration fee for this offering of the Notes pursuant to Rule 457 under the Securities Act and within the time period provided in Rule 456 under the Securities Act;

(q)                                 The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure; and the Company has carried out an evaluation of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act;

(r)                                    The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act, that has been designed by, or under the supervision of,

8

its principal executive and principal financial officers, or persons performing similar functions, and effected by its board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and that include those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company and its subsidiaries are being made only in accordance with authorizations of management and directors of the Company and its subsidiaries; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s and its subsidiaries’ assets that could have a material effect on the financial statements; and except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(s)                                   The Company has not and, to its knowledge, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of any of the Notes or (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Notes (other than as contemplated by this Agreement);

(t)                                    Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries, has violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the rules and regulations thereunder, including, without limitation, by making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA;

(u)                                 The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened; and

9

(v)                                 Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

4.                                      The Company agrees with each Underwriter as follows:

(a)                                 To file the Prospectus in a form approved by the Underwriters with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; to pay the registration fee for this offering of the Notes pursuant to Rule 457 under the Securities Act and within the time period provided in Rule 456 under the Securities Act; and to file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex IV hereto) to the extent required by Rule 433 under the Securities Act; and to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes; and to furnish copies of the Prospectus and each Issuer Free Writing Prospectus to the Underwriters in such quantities as the Representatives may reasonably request;

(b)                                 To cooperate with the Underwriters in qualifying the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject, to qualify in any jurisdiction as a broker-dealer or to subject itself to any taxing authority where it is not now so subject;

(c)                                  To deliver, without charge, to each Underwriter during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as the Representatives may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters a prospectus relating to the Notes is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Notes by any Underwriter or dealer;

(d)                                 Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, to furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free

10

Writing Prospectus, amendment or supplement for review and to not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object;

(e)                                  To advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Notes and, if any such order is issued, to obtain as soon as possible the withdrawal thereof;

(f)                                   If at any time prior to the Closing Date, (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, to immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (d) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law;

(g)                                  If during the Prospectus Delivery Period, (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented

11

would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, to immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (d) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

(h)                                 During the period from the date hereof through and including the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year;

(i)                                     During the period of five years from the date hereof, to supply or to make available via the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system, to the Representatives, and to each other Underwriter who may so request in writing, copies of such financial statements and other periodic and special reports as the Company may from time to time distribute to the holders of any class of its securities registered under Section 12 of the Exchange Act and to furnish to the Representatives and such Underwriters a copy of each annual or other report it shall be required to file with the Commission to the extent such reports are not available on EDGAR;

(j)                                    To make generally available to its security holders and each Underwriter as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder; and

(k)                                 Pursuant to reasonable procedures developed in good faith, to retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5.                                      The Company covenants and agrees with each Underwriter that, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel, accountants and reserve engineers in connection with the issue of the Notes, the preparation and printing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and Issuer Free Writing Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to each Underwriter and dealers; (ii) the cost of printing or producing this Agreement, the Indenture, any Blue Sky and legal investment memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (iii) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws, including the reasonable fees and disbursements of a single counsel for the Underwriters in connection with such qualification and in connection with any

12

Blue Sky surveys; (iv) any fees charged by securities rating services for rating the Notes; (v) the cost of preparing the Notes; (vi) the cost of qualifying the Notes with The Depository Trust Company; (vii) the cost of furnishing to the Underwriters copies of all reports and information required by Section 4(i) hereof; (viii) all fees and expenses of the Trustee and any agent thereof and any fees and disbursements of counsel therefor in connection with the Indenture and the Notes; and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, Section 8, Section 10 and Section 11 hereof, each Underwriter will pay all of its own costs and expenses, including transfer taxes, if any, on resale of any of the Notes by it.

6.                                      Each Underwriter hereby represents and agrees that:

(a)                                 It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex III or prepared pursuant to Section 3(c) or Section 4(d) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).  Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex IV hereto without the consent of the Company; and

(b)                                 It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

7.                                      The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Sale and the Closing Date, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                 No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act, shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives;

13

(b)                                 Bracewell & Giuliani LLP, counsel for the Underwriters, shall have furnished to them such opinion or opinions, dated the Closing Date, with respect to the Company, this Agreement, the Notes and the Indenture, and other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)                                  Akin Gump Strauss Hauer & Feld LLP, counsel for the Company, shall have furnished to the Underwriters an opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters, substantially to the effect set forth in Annex VI hereto;

(d)                                 Michael P. Donaldson, Vice President, General Counsel and Corporate Secretary of the Company, shall have furnished to the Underwriters an opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters, substantially to the effect set forth in Annex VII hereto;

(e)                                  On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Underwriters letters, dated the date hereof and the Closing Date, in form and substance satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” as to financial information contained in or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus;

(f)                                   (i) Since the date of the Company’s latest audited financial statements incorporated by reference in the Time of Sale Information, the Company shall not have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information, and (ii) since the respective dates as of which information is given in the Time of Sale Information there shall not have been any change in the capital stock or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the general affairs, prospects, management, financial position, stockholder’s equity or results of operations of the Company otherwise than as set forth or contemplated in the Time of Sale Information, the effect of which, in any such case described in clause (i) or (ii), is in the Representatives’ judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering of the Notes for resale or the delivery of the Notes on the terms and in the manner contemplated in this Agreement and the Prospectus;

(g)                                  On or after the earlier of the Time of Sale or the date hereof, (i) no downgrading shall have occurred in the rating accorded any securities of the Company by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the securities of the Company;

14

(h)                                 On or after the earlier of the Time of Sale or the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in any of the Company’s securities by the Commission or the New York Stock Exchange; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; (iv) a material disruption in securities settlement, payment or clearance services in the United States; or (v) an attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in clause (v) in the Representatives’ judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of, or materially impairs the ability of the Underwriters to purchase, hold or effect resales of, the Notes on the terms and in the manner contemplated by this Agreement and the Prospectus;

(i)                                     The Company shall have furnished or caused to be furnished to the Underwriters at the Closing Date certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of the Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing Date, as to the matters set forth in subsections (f) and (g) of this Section and as to such other matters as the Underwriters may reasonably request; and

(j)                                    The Notes shall be eligible for clearance and settlement through The Depository Trust Company.

8.                                      (a) The Company will indemnify and hold harmless each Underwriter, each partner, manager, director, principal and officer of each Underwriter, each person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each entity that is an affiliate of an Underwriter and that has participated in the distribution of the Notes as an underwriter, as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement to such documents), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that

15

(subject to Section 8(d) below) any such settlement is effected with the written consent of the Company; and

(iii)                               against any and all expense whatsoever, as incurred (including, subject to Section 8(c) hereof, the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that the indemnity set forth in this Section 8(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives on behalf of the Underwriters expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement to such documents), or any Issuer Free Writing Prospectus.

(b)                                 Each Underwriter, severally but not jointly, agrees to indemnify and hold harmless the Company, each director and officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement to such documents), or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Representatives on behalf of such Underwriter expressly for use therein.

(c)                                  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Company, provided that if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party.  If an indemnifying party assumes the defense of such action, the

16

indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.  Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

(e)                                  If the indemnification provided for in this Section 8 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to herein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred

17

to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses but after deducting the total fee or commission received by the Underwriters ) received by the Company and the total fee or commission received by the Underwriters bear to the aggregate initial public offering price of the Notes.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e).  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section 8(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased and resold by it were resold to investors exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.  For purposes of this Section 8(e), each partner, manager, director, principal and officer of an Underwriter, and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter; and each director and officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 8(e) are several and not joint.

(f)                                   The Underwriters hereby confirm and the Company acknowledges that the statements made in (i) the fourth paragraph of the text under the caption “Underwriting” in the Prospectus concerning the terms of the offering of the Notes by the Underwriters and (ii) the eighth paragraph of the text under the caption “Underwriting” in the Prospectus concerning price stabilization and short positions constitute the only written information furnished to the Company by the Representatives on behalf of the

18

Underwriters expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement to such documents), or any Issuer Free Writing Prospectus.

9.                                      The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, any partner, manager, director, principal or officer of an Underwriter or any controlling person of any Underwriter, or the Company or any officer or director of the Company, or any controlling person of the Company, and shall survive delivery of and payment for the Notes.

10.                               If for any reason, the Notes are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters for all out-of-pocket expenses approved in writing by the Underwriters, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Notes, but the Company shall then be under no further liability to the Underwriters except as provided in Section 5 and Section 8 hereof.

11.                               If any of the Underwriters shall fail at the Closing Date to purchase the Notes which it is obligated to purchase under this Agreement (the “Defaulted Notes”), the remaining Underwriter(s) (the “Non-Defaulting Underwriter(s)”) shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements to purchase (alone or together with any other underwriters) all, but not less than all, of the Defaulted Notes upon the terms herein set forth.  If, however, the Non-Defaulting Underwriter(s) shall not have completed such arrangements within such 24-hour period, then:

(a) if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of Notes to be purchased on such date, each of the Non-Defaulting Underwriter(s) shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all Non-Defaulting Underwriter(s), or

(b) if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, this Agreement shall terminate without liability on the part of any Non-Defaulting Underwriter.

No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, then the Non-Defaulting Underwriter(s) shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Prospectus or in any other documents or arrangements.

12.                               All statements, requests, notices, and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by courier service, mail or facsimile

19

transmission to them in care of (i) Barclays Capital Inc. at 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Facsimile No. (646) 834-8133; (ii) J.P. Morgan Securities LLC at 383 Madison Avenue, New York, New York 10179, Attention: High Grade Syndicate Desk — 3rd Floor, Facsimile No. (212) 834-6081; and (iii) RBC Capital Markets, LLC at Three World Financial Center, 200 Vesey Street, 8th Floor, New York, New York, 10281-8098, Attention: DCM Transaction Management; and if to the Company shall be delivered or sent by courier service, mail or facsimile transmission to it at EOG Resources, Inc., 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, Attention:  Helen Y. Lim, Vice President and Treasurer, Facsimile No. (713) 651-6980, with a copy to: Michael P. Donaldson, Vice President, General Counsel and Corporate Secretary, Facsimile No. (713) 651-6987.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13.                               This Agreement shall be binding upon, and inure solely to the benefit of, the Company, the Underwriters and, to the extent provided in Section 8 and Section 9 hereof, the officers, directors, partners, managers, principals and affiliates of the Company and the Underwriters and each person who controls the Company or the Underwriters, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Notes from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14.                               Time shall be of the essence in this Agreement.

15.                               This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16.                               This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.  Facsimile copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

20

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by the Representatives, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company in accordance with its terms.

Very truly yours,

EOG RESOURCES, INC.

By:	/s/ Helen Y. Lim
Name: Helen Y. Lim
Title: Vice President and Treasurer

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

Accepted as of the date hereof:

BARCLAYS CAPITAL INC.

J.P. MORGAN SECURITIES LLC

RBC CAPITAL MARKETS, LLC

By:	BARCLAYS CAPITAL INC.

	By:	/s/ Gregory J. Hall
Name: Gregory J. Hall
Title: Managing Director

By:	J.P. MORGAN SECURITIES LLC

	By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Vice President

By:	RBC CAPITAL MARKETS, LLC

	By:	/s/ Scott G. Primrose
Name: Scott G. Primrose
Title: Authorized Signatory

Each acting severally on behalf of itself and the several Underwriters named above

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

Annex I

Certain Terms of the Notes:

Title of Notes:  2.45% Senior Notes due 2020

Aggregate Principal Amount of Notes:  $500,000,000

Maturity Date:  April 1, 2020

Interest Rate:  2.45%

Interest Payment Dates:  April 1 and October 1 of each year, commencing October 1, 2014

Redemption Provisions:  At any time prior to March 1, 2020, make whole call at the greater of (i) 100% or (ii) a discount rate of Treasury plus 15 basis points.  At any time on or after March 1, 2020, par call.

I-1

Annex II

Underwriter	Principal Amount of Notes to be Purchased
Barclays Capital Inc.	80,000,000
J.P. Morgan Securities LLC	80,000,000
RBC Capital Markets, LLC	80,000,000
DNB Markets, Inc.	40,000,000
Goldman, Sachs & Co.	40,000,000
SG Americas Securities, LLC	40,000,000
UBS Securities LLC	40,000,000
Citigroup Global Markets Inc.	12,834,000
Mitsubishi UFJ Securities (USA), Inc.	12,834,000
U.S. Bancorp Investments, Inc.	12,834,000
Wells Fargo Securities, LLC	12,834,000
BB&T Capital Markets, a division of BB&T Securities, LLC	6,000,000
BBVA Securities Inc.	6,000,000
BMO Capital Markets Corp.	6,000,000
Comerica Securities, Inc.	6,000,000
Credit Suisse Securities (USA) LLC	6,000,000
Deutsche Bank Securities Inc.	6,000,000
Scotia Capital (USA) Inc.	6,000,000
ANZ Securities, Inc.	3,332,000
CIBC World Markets Corp.	3,332,000

Total	$500,000,000

II-1

Annex III

FREE WRITING PROSPECTUSES CONSTITUTING
TIME OF SALE INFORMATION

Free Writing Prospectus dated March 18, 2014.

III-1

Annex IV

Filed Pursuant to Rule 433
Registration No. 333-185655
Free Writing Prospectus Dated March 18, 2014

EOG Resources, Inc.

Pricing Term Sheet

$500,000,000  2.45% Senior Notes due 2020

Issuer:	EOG Resources, Inc.
Principal Amount:	$500,000,000
Maturity Date:	April 1, 2020
Coupon:	2.45%
Treasury benchmark:	1.500% Notes due February 28, 2019
Treasury yield:	1.548%
Re-offer spread:	+93 bps
Issue Price:	99.844% of Principal Amount
Yield to maturity:	2.478%
Redemption Provisions:
Make-whole call	At any time prior to March 1, 2020, at the greater of (i) 100% or (ii) a discount rate of Treasury plus 15 basis points
Par call	At any time on or after March 1, 2020
CUSIP/ISIN:	26875P AL5 / US26875PAL58
Interest Payment Dates:	Semi-annually on April 1 and October 1 commencing October 1, 2014
Settlement Date:	T+3; March 21, 2014
Ratings*:	Moody’s: A3 (stable outlook) S&P: A- (stable outlook)

Bookrunners:	Barclays Capital Inc. J.P. Morgan Securities LLC RBC Capital Markets, LLC DNB Markets, Inc. Goldman, Sachs & Co. SG Americas Securities, LLC UBS Securities LLC

Co-Managers:

Citigroup Global Markets Inc.

Mitsubishi UFJ Securities (USA), Inc.

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

BB&T Capital Markets, a division of BB&T Securities, LLC

BBVA Securities Inc.

BMO Capital Markets Corp.

Comerica Securities, Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Scotia Capital (USA) Inc.

ANZ Securities, Inc.

CIBC World Markets Corp.

*      Note:  A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time.

IV-1

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and any other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. at (888) 603-5847, J.P. Morgan Securities LLC at (212) 834-4533, or RBC Capital Markets, LLC at (866) 375-6829.

IV-2

Annex V

LIST OF MAJOR SUBSIDIARIES

EOG Resources Canada Inc.

EOG Resources Trinidad Limited

EOG Resources United Kingdom Limited

V-1

Annex VI

FORM OF OPINION OF AKIN GUMP STRAUSS HAUER & FELD LLP

March [21], 2014

Barclays Capital Inc.

J.P. Morgan Securities LLC
RBC Capital Markets, LLC

As Representatives of the several

Underwriters named in the

Underwriting Agreement referred to below

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

J.P. Morgan Securities LLC

383 Madison Avenue
New York, New York 10179

RBC Capital Markets, LLC
Three World Financial Center, 8th Floor
200 Vesey Street
New York, New York 10281

Re: EOG Resources, Inc.

Ladies and Gentlemen:

We have acted as counsel to EOG Resources, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of $500,000,000 aggregate principal amount of 2.45% Senior Notes due 2020 (the “Securities”), pursuant to the Underwriting Agreement dated as of March 18, 2014 (the “Underwriting Agreement”), among the Company on the one hand, and Barclays Capital Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein (together, the “Underwriters”), on the other hand. The Securities are to be issued under the Indenture dated as of May 18, 2009 (the “Indenture”) between the Company and Wells Fargo Bank, NA, as trustee (in such capacity, the “Trustee”). This letter is rendered at the request of the Company pursuant to Section 7(c) of the Underwriting Agreement. All capitalized terms used in this letter, without definition, have the meanings assigned to them in the Underwriting Agreement.

In connection with this letter, we have examined executed originals or copies of executed originals of each of the following documents (collectively, the “Transaction Documents”):

VII-1

(a)         the Indenture;

(b)         the Underwriting Agreement;

(c)          the Registration Statement on Form S-3 (Registration Statement No. 333-185655) of the Company filed on December 21, 2012 with the Securities and Exchange Commission (the “Commission”) (such Registration Statement, including the documents incorporated by reference therein, the “Registration Statement”);

(d)         the Prospectus dated December 21, 2012 (together with the documents incorporated therein by reference, the “Base Prospectus”) included in the Registration Statement;

(e)          the Preliminary Prospectus Supplement dated March 18, 2014 in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act on March 18, 2014 (such Preliminary Prospectus Supplement, together with the Base Prospectus, the “Preliminary Prospectus Supplement”);

(f)           the Prospectus Supplement dated March 18, 2014 in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act on March 19, 2014 (the “Final Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”);

(g)          the EOG Resources, Inc. Officers’ Certificate Establishing the Terms of the Securities;

(h)         the EOG Resources, Inc. Pricing Term Sheet filed pursuant to Rule 433, Registration No. 333-185655, on March 18, 2014 for the Securities (the “Pricing Term Sheet” and, together with the Preliminary Prospectus Supplement, the “Disclosure Package”); and

(i)             the certificate representing the Securities in global form in the initial aggregate principal amount of $500,000,000.

In addition, we have examined the following documents (collectively, the “Due Diligence Documents”): (a) the certificate of incorporation of the Company; (b) the bylaws of the Company; (c) resolutions of the board of directors of the Company as certified in the Secretary’s Certificate of the Company; (d) the Good Standing Certificate (as defined herein); and (e) each agreement or instrument filed as an exhibit to the Registration Statement.

We have also examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter, except where a statement is qualified as to knowledge or awareness, in which case we have made limited inquiry as specified below. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon the Due Diligence Documents, certificates of public officials, certificates of officers of the Company and the representations and warranties of the Company and the Underwriters in the Underwriting Agreement, all of which we assume to be true, correct and complete. We have made no investigation or review of any matters related to the Company or

VII-2

any other person or entity, including governmental authorities (“Person”), other than as expressly listed herein. In addition, we have made no inquiry of the Company or any other Person regarding, and no review of, any judgments, orders, decrees, franchises, licenses, certificates, permits or other public records or agreements to which the Company is a party other than (1) the Good Standing Certificate and (2) the certificates of public officials and officers of the Company described above.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies and that the Securities will be duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture. We have also assumed the legal capacity of natural persons, the corporate or other power and due authorization of each person not a natural person other than the Company to execute and deliver the Indenture and the Underwriting Agreement and to consummate the transactions contemplated by the Indenture and the Underwriting Agreement, the due execution and delivery of each of the Indenture and the Underwriting Agreement by all parties thereto, and that each of the Indenture and the Underwriting Agreement constitutes the legal, valid and binding obligation of each party thereto other than the Company, enforceable against such party in accordance with its terms.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1.                                      The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, and has the corporate power and authority under the General Corporation Law of the State of Delaware and its certificate of incorporation and bylaws to own, lease and operate its properties and conduct its business as described in the Prospectus and the Disclosure Package.

2.                                    The execution and delivery of the Underwriting Agreement by the Company has been duly authorized by all necessary corporate action by the Company.

3.                                    The Securities have been duly authorized and, when executed and delivered by the Company to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and will be enforceable against the Company in accordance with their terms. The Securities conform in all material respects to the description thereof in the Prospectus and the Disclosure Package.

4.                                    The Registration Statement was automatically effective under the Securities Act on December 21, 2012. To our knowledge, no stop order suspending the effectiveness of the Registration Statement under the Securities Act has been issued or proceedings therefor initiated or threatened by the Commission.

5.                                    The execution and delivery of the Indenture by the Company was duly authorized by all necessary corporate action by the Company. The Indenture constitutes a valid and

VII-3

binding obligation of the Company, enforceable against the Company in accordance with its terms.

6.                                    The Indenture has been duly qualified under the Trust Indenture Act.

7.                                    No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (each, a “Filing”) is required under any of the Included Laws for the due execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations thereunder, except (i) such Filings as have been obtained or made; (ii) Filings under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters; and (iii) such Filings under the Securities Act or the Exchange Act as may be required under Section 4 of the Underwriting Agreement.

8.                                    The execution and delivery of the Underwriting Agreement by the Company does not, and the performance of its obligations under the Underwriting Agreement will not, result in any violation of (i) the Company’s certificate of incorporation or bylaws or (ii) any Included Laws.

9.                                    The Company is not, and immediately after giving effect to the issuance and sale of the Securities and the application of the proceeds thereof as described in “Use of Proceeds” in the Prospectus and the Disclosure Package, the Company will not be, required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

10.                             The statements in the Prospectus and the Disclosure Package under the caption “Description of Notes,” and, except to the extent replaced thereby, under the caption “Description of Debt Securities,” insofar as such statements constitute a summary of the terms of the Securities and the Indenture, fairly summarize such terms in all material respects, subject to the qualifications and assumptions stated therein.

11.                             The statements included in the Prospectus and the Disclosure Package under the heading “Material U.S. Federal Income Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

12.                             Any required filing of each of the Preliminary Prospectus Supplement and the Prospectus pursuant to Rule 424(b), and the Pricing Term Sheet pursuant to Rule 433, under the Securities Act has been made in the manner and within the time period required by such Rule.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.                                 We express no opinion as to the laws of any jurisdiction other than the Included Laws. We have made no special investigation or review of any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”), other than a

VII-4

review of (i) the Laws of the State of Texas, (ii) the General Corporation Law of the State of Delaware, and (iii) the federal Laws of the United States of America. For purposes of this opinion, the term “Included Laws” means the items described in clauses (i), (ii) and (iii) of the preceding sentence that are, in our experience, normally applicable to transactions of the type contemplated in the Underwriting Agreement. The term Included Laws specifically excludes (a) Laws of any counties, cities, towns, municipalities and special political subdivisions and any agencies thereof; (b) zoning, land use, building and construction Laws; (c) Federal Reserve Board margin regulations; (d) any environmental, labor, insurance, antitrust or intellectual property Laws; (e) except as contemplated by paragraph 11, tax laws; (f) state or (except as contemplated in paragraphs 4, 6, 7, 9 and 12 and the last paragraph of this letter) federal securities or blue sky Laws; (g) any Laws that may be applicable to the Company by virtue of the particular nature of the business conducted by it or any goods or services provided by it or property owned or leased by it; and (h) the rules and regulations of the Financial Industry Regulatory Authority.

B.                                  This letter and the matters addressed herein are as of the date hereof or such earlier date as is specified herein, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other Person, or any other circumstance. This letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

C.                                  The opinions expressed in paragraph 1 with respect to the valid existence and good standing of the Company are given solely on the basis of the Certificate of Good Standing of the Secretary of State of the State of Delaware, dated March [•], 2014, for the Company (the “Good Standing Certificate”). Such opinions are limited to the meaning ascribed to such certificate by any applicable state agency and applicable law.

D.                                  The opinions expressed in paragraphs 3, 5 and 7 are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution. We express no opinion as to the enforceability of Sections 113, 515 or 1301 of the Indenture. With respect to our opinions in the second sentence of paragraph 5 and in paragraph 10, we express no opinion as to any obligations of the Company under the Indenture with respect to any series of Securities (as defined in the Indenture) other than the Securities (as defined herein).

E.                                   Our opinion in paragraph 4 herein concerning our knowledge regarding the issuance of a stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings thereto is given in reliance upon our review of the information posted to the Commission website (http://www.sec.gov/litigation/stoporders.shtml) on March [•], 2014.

VII-5

F.                                    We have assumed that no fraud, dishonesty, forgery, coercion, duress or breach of fiduciary duty exists or will exist with respect to any of the matters relevant to the opinions expressed in this letter.

G.                                  We express no opinion as to (i) the compliance of the transactions contemplated by the Underwriting Agreement with any regulations or governmental requirements applicable to any party other than the Company; (ii) the financial condition or solvency of the Company; (iii) the ability (financial or otherwise) of the Company or any other party to meet their respective obligations under any Transaction Documents; (iv) except to the extent of the views expressed in clause (b) of the last paragraph of this letter, the compliance of any Transaction Document or the transactions contemplated thereby with, or the effect of any of the foregoing with respect to, the antifraud provisions of the federal and state securities Laws; and (v) the conformity of any Transaction Document to any term sheet (other than the Disclosure Package) or commitment letter.

H.                                 With respect to any opinions regarding federal income tax contained herein, such opinions are not given in the form of a covered opinion within the meaning of Circular 230 issued by the United States Secretary of the Treasury. Thus, we are required to inform you that you cannot rely upon any advice contained in this document for the purposes of avoiding United States federal tax penalties. The tax opinions contained in this opinion were written to support the promotion or marketing of the transactions or matters described in this opinion letter.

I.                                      This letter is solely for your benefit, and no other persons shall be entitled to rely upon this letter. Without our prior written consent, this letter may not be quoted in whole or in part or otherwise referred to in any document and may not be furnished to or used by any other person, except for (i) delivery of copies hereof to counsel for the addressees hereof; (ii) inclusion of copies hereof in a closing file; and (iii) use hereof in any legal proceeding arising out of the transactions contemplated by the Transaction Documents filed by an addressee hereof against this law firm or in which any addressee hereof is a defendant.

For purposes of this letter, we have assumed that the Prospectus was deemed to be a part of and included in the Registration Statement pursuant to Rule 430B(f)(1) of the General Rules and Regulations under the Securities Act as of the date of the Underwriting Agreement.

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting, reserve or production information and because many determinations involved in the preparation of the Registration Statement, the Prospectus and the Disclosure Package are of a wholly or partially non-legal character, except as expressly set forth in the second sentence of paragraph 3 and in paragraphs 10 and 11 of this letter, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements.

However, in the course of our acting as counsel to the Company in connection with the preparation of the Final Prospectus Supplement and the Disclosure Package, we have reviewed

VII-6

each such document and the Registration Statement and the Base Prospectus and have participated in conferences and telephone conversations with representatives of the Company, representatives of the Company’s independent public accountant, representatives of the Company’s independent petroleum engineers, representatives of the Underwriters and representatives of the Underwriters’ counsel, during which conferences and conversations the contents of such documents and related matters were discussed.

Based on our participation in such conferences and conversations, our review of the documents described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:

(a)                                                                               Each of the Registration Statement, as of the date of the Underwriting Agreement, the Preliminary Prospectus Supplement, as of its date, and the Prospectus, as of the date of the Final Prospectus Supplement, appeared on its face to be appropriately responsive in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that we express no view as to the financial statements, financial schedules and other financial, accounting, reserve and production data contained or incorporated by reference therein and the Statement of Eligibility and Qualification of the Trustee on Form T-1; and

(b)                                                                               No facts have come to our attention that cause us to believe that (i) the Registration Statement, as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Disclosure Package, as of 3:45 p.m., New York City time, on the date of the Underwriting Agreement (which you have informed us is a time prior to the first sale of the Securities), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; or (iii) the Prospectus, as of the date of the Final Prospectus Supplement and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in the case of each of clauses (i)—(iii) above, we do not express any view as to the financial statements, financial schedules and other financial, accounting, reserve and production data contained or incorporated by reference therein and the Statement of Eligibility and Qualification of the Trustee on Form T-1.

Very truly yours,
* * * D R A F T * * *

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

VII-7

Annex VII

FORM OF OPINION OF GENERAL COUNSEL OF THE COMPANY

March [21], 2014

Barclays Capital Inc.

J.P. Morgan Securities LLC

RBC Capital Markets, LLC

as Representatives of the several Underwriters
named in the Underwriting
Agreement referred to below

c/o

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

RBC Capital Markets, LLC

Three World Financial Center, 8th Floor

200 Vesey Street

New York, New York 10281

Ladies and Gentlemen:

As Vice President, General Counsel and Corporate Secretary of EOG Resources, Inc., a Delaware corporation (the “Company”), I am familiar with the Underwriting Agreement, dated March 18, 2014, among you and the Company (the “Underwriting Agreement”), relating to the issuance by the Company of $500,000,000 aggregate principal amount of 2.45% Senior Notes due 2020 (the “Notes”).

In such capacity, I am also familiar with the Restated Certificate of Incorporation, as amended, and Bylaws, as amended and restated, of the Company, and the charter documents, by-laws and business of each of the subsidiaries listed on Schedule I hereto (each, a “Major Subsidiary” and, collectively, the “Major Subsidiaries”).  This opinion is being furnished to you pursuant to Section 7(d) of the Underwriting Agreement.  Capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Underwriting Agreement.

Before rendering the opinions hereinafter set forth, I have examined (i) a copy of the registration statement on Form S-3 (File No. 333-185655) filed by the Company with the

VII-8

Securities and Exchange Commission (the “Commission”) on December 21, 2012, including the exhibits thereto and the documents incorporated by reference therein (the “Registration Statement”), (ii) the preliminary prospectus supplement to the base prospectus filed with the Commission by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), on March 18, 2014 (together with the accompanying base prospectus and the documents incorporated by reference therein, the “Preliminary Prospectus”), (iii) the Issuer Free Writing Prospectus dated March 18, 2014 and filed with the Commission by the Company pursuant to Rule 433 under the Securities Act (together with the Preliminary Prospectus, the “Time of Sale Information”), (iv) the prospectus supplement, dated March 18, 2014, in the form filed by the Company with the Commission on March 19, 2014 pursuant to Rule 424(b) under the Securities Act (together with the accompanying base prospectus and the documents incorporated by reference therein, the “Final Prospectus”), (v) the Indenture, dated May 18, 2009, by and between the Company and Wells Fargo Bank, NA, as trustee, as supplemented by an officers’ certificate setting forth the specific terms applicable to the Notes (as so supplemented, the “Indenture”), and (vi) signed copies of the Underwriting Agreement and the certificate representing the Notes in global form.  I or other attorneys within the Company’s legal department acting under my direction and supervision have also examined and relied upon originals or photostatic or certified copies of such corporate records, certificates of officers of the Company, of officers of the Major Subsidiaries and of public officials, and such agreements, documents and instruments, and made such investigations of law, as I or such other attorneys have deemed relevant and necessary as the basis for the opinions hereinafter expressed.  In such examination, I (or such other attorneys) have assumed the legal capacity of natural persons, the genuineness of all signatures and the authenticity of all documents submitted to me (or such other attorneys) as originals, and the conformity to original documents of all documents submitted to me (or such other attorneys) as photostatic or certified copies.

Based on the foregoing, and subject to the assumptions, qualifications and explanations set forth herein, I am of the opinion that:

(i)                                     the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own its properties and conduct its business as such business is described in the Registration Statement, the Time of Sale Information and the Final Prospectus;

(ii)                                  each of the Indenture, the Underwriting Agreement and the Notes has been duly executed and delivered by the Company;

(iii)                               the issuance and sale of the Notes and the execution and delivery of the Underwriting Agreement, and the consummation of the transactions contemplated by the Underwriting Agreement and the Indenture and the compliance with the terms of the Notes, the Underwriting Agreement and the Indenture, do not and will not conflict with, violate or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage or, to my knowledge, other agreement or instrument to which the Company or any of the Major Subsidiaries is a party or to which any of the properties or assets of any of them is subject, or any existing applicable law, rule,

VII-9

regulation, judgment, order or decree of any domestic government, governmental instrumentality or court known to me and having jurisdiction over the Company or any Major Subsidiary or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such governmental instrumentality or court is required for the issue and sale of the Notes pursuant to and in accordance with the terms of the Underwriting Agreement and the Indenture and as contemplated by the Registration Statement, the Time of Sale Information and the Final Prospectus, or the consummation by the Company of the transactions contemplated by the Underwriting Agreement or the Indenture, except as have been obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws, or by the rules and regulations of the Financial Industry Regulatory Authority, Inc., in connection with the purchase and distribution of the Notes by the Underwriters;

(iv)                              each of the Major Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all necessary corporate power and authority to own its properties and conduct its business as such business is described in the Registration Statement, the Time of Sale Information and the Final Prospectus;

(v)                                 each document filed with the Commission pursuant to the Exchange Act and included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus (except for the financial statements, financial schedules and other financial and accounting data, the natural resource reserves information and the Statement of Eligibility and Qualification of the Trustee on Form T-1, as to which I express no opinion) complied as to form, when so filed, in all material respects with the requirements of the particular form of the Commission upon which it was filed;

(vi)                              other than as set forth in the Registration Statement, the Time of Sale Information and the Final Prospectus, there are no legal or governmental proceedings pending to which the Company or any Major Subsidiary is a party or of which any property or assets of the Company or a Major Subsidiary is the subject that are required to be described in the Registration Statement, the Time of Sale Information and the Final Prospectus, or that could adversely affect the consummation of the transactions contemplated by the Underwriting Agreement; and to my knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others;

(vii)                           the descriptions in the Registration Statement, the Time of Sale Information and the Final Prospectus, of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information contained therein; and

(viii)                        no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.

VII-10

I or other attorneys within the Company’s legal department acting under my direction have participated in conferences with representatives of the Company, special counsel to the Company, representatives of the Underwriters and counsel for the Underwriters, and with representatives of the Company’s independent accountants at which conferences the contents of the Registration Statement, the Time of Sale Information and the Final Prospectus and related matters were discussed and, although I have not independently verified, am not passing upon and assume no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Time of Sale Information and the Final Prospectus (except as expressly provided above), no facts have come to my attention that have caused me to believe that the Registration Statement, as of the date of the Underwriting Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Time of Sale Information, at the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Final Prospectus as of its date and the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case above, other than the financial statements, financial schedules and other financial and accounting data, the natural resource reserves information, and the Statement of Eligibility and Qualification of the Trustee on Form T-1, as to which I express no opinion).

The opinions set forth above are subject in all respects to the following qualifications:

(a)                                 In rendering the opinions expressed in paragraphs (iii) and (vi) above, I or such other attorneys acting under my direction and supervision have only reviewed the files and records of the Company and the Major Subsidiaries and consulted with such local counsel for, and senior officers of, the Company and the Major Subsidiaries, as I or such other attorney have deemed necessary.

(b)                                 The opinion expressed in paragraph (iv) above with respect to the valid existence and good standing of EOG Resources Trinidad Limited and EOG Resources United Kingdom Limited are given solely on the basis of the Certificate of Good Standing of the Registrar of Companies for the Republic of Trinidad and Tobago, dated March [•], 2014, for EOG Resources Trinidad Limited and the certificate of the Registrar of Companies for England and Wales, dated March [•], 2014, for EOG Resources United Kingdom Limited, respectively.

(c)                                  This opinion is limited in all respects to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal laws of the United States.

(d)                                 The opinions expressed herein are as of the date hereof only, and I assume no obligation to update or supplement such opinions to reflect any fact or circumstances that may hereafter come to my attention or any changes in law that may hereafter occur or become effective.

[signature page follows]

VII-11

This opinion is rendered by me solely in my capacity as an employee of the Company, and not in my individual capacity, and is solely for your benefit and may not be relied upon in connection with any other transaction or by any other person.

Very truly yours,

***DRAFT***

Michael P. Donaldson
Vice President, General Counsel
and Corporate Secretary

VII-12

SCHEDULE I

Major Subsidiaries

EOG Resources Canada Inc.

EOG Resources Trinidad Limited

EOG Resources United Kingdom Limited

VII-1